Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements on Form S-8: No. 333-138958, No. 333-141885, 333-149739 and 333-158333) and Form S-3 (No. 333-164594) of our report dated March 22, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of Solta Medical, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Solta Medical, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

March 22, 2010